Exhibit 2.9

Filings with the Taipei Exchange’s Market Observation Post System,

dated September 6, 2021

No: 1

Subject: TPEx has approved the cessation of trading from September 30, 2021, and termination of trading from October 8, 2021

To which item it meets—article 4 paragraph 1

Date of events: 2021/09/03

Contents:

1. Name of the company: Taiwan Liposome Company, Ltd.

2. Relationship to the Company (please enter: the Company, parent company, or subsidiary): the Company

3. Mutual shareholding percentage: NA

4. Date of major change in equity of parent company: 2021/10/08

5. Percentage of major change in equity of parent company: 100%.

6. Reason for major change in equity of parent company:

A. The extraordinary shareholders’ meeting has approved share swap transaction with Woods Investment Company, Ltd. (“Woods Investment”) on August 20, 2021. Woods Investment will issue series B special shares or cash as consideration in exchange for 100% equity shares of the Company (the “Share Swap”). The share swap ratio is 1 common share of the Company for 1 series B special share of Woods Investment. Since October 8, 2021, the Company will become the wholly-owned subsidiary of Woods Investment, and delist from TPEx.

B. The Company applied for delisting from TPEx according to relevant laws and regulations. TPEx approved the delisting, with approval letter No. 11000099831, dated September 3, 2021. The Company then apply for cessation of status as public company with the Financial Supervisory Commission.

C. The relevant dates are shown below:

(1) Stock last trading day: 2021/09/29

(2) Stock stop trading period: 2021/09/30~2021/10/08

(3) Stock last transfer date: 2021/10/01

(4) Book closure period: 2021/10/04~2021/10/08

(5) Reference date: 2021/10/08

(6) Delisting of shares and cessation of public company status date: 2021/10/08

D. Delisting of shares Code and Symbol

(1) Stock Code: 4152

(2) Symbol: TLC

E. Transfer Agency

(1) Transfer Agency Department of SinoPac Securities

(2) Address: 3F., No. 17, Bo’ai Rd., Zhongzheng Dist., Taipei City 100, Taiwan

(3) Phone number: (02) 2381-6288

7. Countermeasures and protective measures: The share Swap has not had a material effect on the Company’s operations.

8. Any other matters that need to be specified: None.

9. Effect on company finances and business: None.

10. Concrete purpose/objective: None

11. Any other matters that need to be specified: None.

No: 2

Subject: TPEx has approved the cessation of trading from September 30, 2021, and termination of trading from October 8, 2021

To which item it meets—article 4 paragraph 1

Date of events: 2021/09/03

Contents:

1. Date of injunction announcement by Taipei Exchange: 2021/09/03

2. Clauses of Taipei Exchange Rules Governing Securities Trading on the TPEx referenced and reason for injunction announcement by Taipei Exchange:

According to Article 15-18 of Taipei Exchange Rules Governing Securities Trading on the TPEx. TPEx approved the delisting, with approval letter No. 11000099831 letter, dated September 3, 2021.

3. Handling result (Please enter “Altered trading method”, “trading suspension, or “delisting”): delisting

4. Starting date for altered trading method, trading suspension or delisting of shares (merged case): 2021/10/08

5. Countermeasures:

A. The extraordinary shareholders’ meeting has approved share swap transaction with Woods Investment Company, Ltd. (“Woods Investment”) on August 20, 2021. Woods Investment will issue series B special shares or cash as consideration in exchange for 100% equity shares of the Company (the “Share Swap”). The share swap ratio is 1 common share of the Company for 1 series B special share of Woods Investment. Since October 8, 2021, the Company will become the wholly-owned subsidiary of Woods Investment, and delist from TPEx.

B. The Company applied for delisting from TPEx according to relevant laws and regulations. TPEx approved the delisting, with approval letter No. 11000099831 letter, dated September 3, 2021. The Company then apply for cessation of status as public company with the Financial Supervisory Commission.

C. The relevant dates are shown below:

(1) Stock last trading day: 2021/09/29

(2) Stock stop trading period: 2021/09/30~2021/10/08

(3) Stock last transfer date: 2021/10/01

(4) Book closure period: 2021/10/04~2021/10/08

(5) Reference date: 2021/10/08

(6) Delisting of shares and cessation of public company status Date: 2021/10/08

D. Delisting of shares Code and Symbol

(1) Stock Code: 4152

(2) Symbol: TLC

E. Transfer Agency

(1) Transfer Agency Department of SinoPac Securities

(2) Address: 3F., No. 17, Bo’ai Rd., Zhongzheng Dist., Taipei City 100, Taiwan

(3) Phone number: (02) 2381-6288

6. Any other matters that need to be specified: update format of announcement

7. (Risk Warning) Securities will be delisted if trading of such securities is not resumed after 6 consecutive months from trading suspension. Investors should be aware of the potential investment risk.: NA